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                                                                           DRAFT
                                                                      EXHIBIT 12




GTE HAWAIIAN TELEPHONE COMPANY INCORPORATED AND SUBSIDIARIES

Statements of the Consolidated Ratio of Earnings to Fixed Charges

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

                                                              Years Ended December 31,
                                             --------------------------------------------------------
                                               1998        1997        1996        1995       1994
                                             --------------------------------------------------------
                                                          (Dollars in Millions)
Net earnings available for fixed charges:
  Income (loss) before extraordinary
  charges                                    $  72.9     $  61.0     $  54.7     $  37.9     $  29.8
  Add - Income taxes                            36.2        42.3        23.9        15.0        12.6
      - Fixed charges                           49.0        46.0        45.6        46.1        41.3
                                             -------     -------     -------     -------     -------

Adjusted earnings                            $ 158.1     $ 149.3     $ 124.2     $  99.0     $  83.7
                                             =======     =======     =======     =======     =======
Fixed charges:
  Interest expense                           $  44.7     $  41.2     $  40.9     $  41.8     $  36.1
  Portion of rent expense
      representing interest                      4.3         4.8         4.7         4.3         5.2
                                             -------     -------     -------     -------     -------

Adjusted fixed charges                       $  49.0     $  46.0     $  45.6     $  46.1     $  41.3
                                             =======     =======     =======     =======     =======
RATIO OF EARNINGS TO FIXED
  CHARGES                                       3.23        3.25        2.72        2.15        2.03
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